EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

BEACON POWER ANNOUNCES RESIGNATION OF ITS

PERSEUS, L.L.C.-AFFILIATED DIRECTORS

WILMINGTON, Mass., September 7, 2006 -- Beacon Power Corporation (NASDAQ: BCON), a company that designs and develops advanced products and services to support more stable, reliable and efficient electricity grid operation, announced that two members of the Board of Directors, Kenneth M. Socha and John C. Fox, have resigned. Messrs. Socha and Fox are both executives with Perseus, L.L.C., a Washington DC-based private equity fund management firm that was an early investor in Beacon Power and that remains a shareholder.

“I’m gratified to see the progress that Beacon Power has made in the eight years I’ve been a Board member,” said Mr. Socha. “John Fox and I have been proud to serve on the Board, but we have decided to focus our activities on other Perseus portfolio companies and our newest private equity fund.”

“On behalf of Beacon Power, I wish to thank Ken Socha and John Fox for their guidance and direction, especially in the development of our present strategy,” said Bill Capp, Beacon president and CEO. “With our flywheel demonstration systems running well in field trials in New York and California, and excellent progress being made on our next-generation flywheel system, we’re looking forward to becoming a commercial-stage company.”

In addition to being a Director, Mr. Socha also served on the Compensation and Nominating Committees.

About Perseus, L.L.C.

Perseus, L.L.C. is a merchant bank and private equity fund management company headquartered in Washington, DC, with an office in New York and affiliate offices in Munich and New Delhi. Since its inception in 1995, Perseus has invested in numerous buyout and growth equity transactions in the United States, Canada, and Western Europe. Perseus manages six investment funds with capital commitments totaling $1.3 billion and has recently launched a seventh fund.

About Beacon Power

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now being demonstrated on a scale-power level in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.